Exhibit EX-3.(i).3


                            CERTIFICATE OF AMENDMENT            FILED# C501-86
                          OF ARTICLES OF INCORPORATION           JUL 27 2000
                                       OF                      AT THE OFFICE OF
                             BRIGHTCUBE CALIFORNIA, INC.       /s/ Dean Heller
                              A NEVADA CORPORATION               DEAN HELLER
                                                              SECRETARY OF STATE


I, Jack Marshall, the President, Treasurer, Chief Executive Officer and Director of PHOTOLOFT.COM, do hereby certify:

1. That the Board of Directors of said corporation by unanimous written consent dated as of June 8, 2000, adopted a resolution to amend the original articles as follows:

     Article  I  is  hereby  amended  to read, in its entirety, as follows:

     "The  name  of  the  Corporation  shall  be  Photoloft,  Inc."

     Article  IV  is  hereby  amended to read, in its entirety, as follows:

     "Common. The aggregate number of common shares which this Corporation shall have authority to issue is 200,000,000 shares of Common Stock having a par value of $.001 per share. All Common Stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid Common Stock of this Corporation shall not be liable to any further call or assessment.

     "Preferred. The Corporation shall be authorized to issue 500,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the Board of Directors."

2. That the number of shares of the corporation outstanding and entitles to vote on an amendment to the Articles of Incorporation at the time of the adoption of this amendment was is 13,715,975.


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                            CERTIFICATE OF CORRECTION
                                       OF
              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF                      FILED # C 501-86
                                PHOTOLOFT, INC.                   AUG 01 2000
                                                               IN THE OFFICE OF
                                                               /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE


     Edward  C.  MacBeth  and  Jack  Marshall  certify  that:

     1. They are the President, Chief Executive Officer and Assistant Secretary, respectively, of Photoloft, Inc., a corporation organized and existing under the State of Nevada (the "Company").

     2. The instrument being constructed is entitled "Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Photoloft.com", and said instrument was filed with the Secretary of the State of Nevada on May 17, 2000.

     3. Section 2(d)(i) of said Certificate of Designation originally read as follows:

     (i)  Holder(s)  Delivery Requirements. To convert Series B Preferred Shares
          --------------------------------
into full shares of Common Stock at any time within thirty (30) days of the date hereof (and, in no case later than the thirtieth (30th) day after the date hereof) (the "Conversion Date"), the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

     4. Section 2(d)(i) of said Certificate of Designation, as corrected, should read as follow:


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     (i)  Holder(s)  Delivery Requirements. To convert Series B Preferred Shares
          --------------------------------
into full shares of Common Stock at any time within thirty (30) days of the date of issuance of the Series B Preferred Shares (and, in no case later than the thirtieth (30th) day after the date of issuance) (the "Conversion Date"), the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series B Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

The reason for said change is due to a clerical error.

     5. Section 2(e) of said Certificate of Designation originally read as follows:

     (e) Mandatory Conversion. On the first to occur of (i) the thirtieth (30th)
         --------------------
day from the date hereof or (ii) a sale of all or substantially all of the Company's assets to another Person (as defined below) or a merger or similar transaction which is effected in such a way that the Company is not the surviving entity or shares of Common Stock of the Company are to be cancelled in exchange for value (referred to herein as in "Organic Change") (for purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government of any department or agency thereof), then all such Series B Preferred Shares shall be automatically be converted as of such date (all Series B Preferred Shares shall be converted as of the closing of said Organic Change as if the holder(s) of such Series B Preferred Shares had given the Conversion Notice on the date of such closing and the Conversion Date had been fixed as of the date of such closing) in accordance with this Section 2, and all holders of Series B Preferred Shares shall within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or its Transfer Agent. No person shall there after have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

     6. Section 2(e) of said Certificate of Designation, as corrected, should read as follows;

     (e) Mandatory Conversion. On the first to occur of (i) the thirtieth (30th) day from the date of issuance of the Series B Preferred Shares or (ii) a sale of all or substantially all of the Company's assets to another Person (as defined below) or a merger or similar transaction which is effected in such a way that the Company is not the surviving entity or shares of Common Stock of the Company are to be cancelled in exchange for value (referred to herein as in "Organic Change") (for purposes of this Agreement, "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government of any department or


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agency  thereof), then all such Series B Preferred Shares shall be automatically be converted as of such date (all Series B Preferred Shares shall be converted as of the closing of said Organic Change as if the holder(s) of such Series B Preferred Shares had given the Conversion Notice on the date of such closing and the Conversion Date had been fixed as of the date of such closing) in accordance with this Section 2, and all holders of Series B Preferred Shares shall within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or its Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

     The  reason  for  said  change  is  due  to  a  clerical  error.

     7. That said Sections, as corrected, conform the wording of the amended Sections to that adopted by the Board of Directors of the Company.

FILED  #  C501-86
          -------

        DEC  08 2000
      IN THE OFFICE OF
      /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                                 PHOTOLOFT, INC.

          The undersigned, Edward C. MacBeth and Brian Dowd, the duly elected President and Secretary, respectively, of Photoloft, Inc., a Nevada corporation (the "Corporation"), do hereby certify that:

     1. Article I of the Corporation's Articles of Incorporation has been amended to read, in its entirety, as follows:

          "ARTICLE  I  -  NAME

          The  name  of  the  corporation  is  Brightcube,  Inc."

     2. The foregoing amendment has been duly adopted and approved by the directors and stockholders of the Corporation in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

     3. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Corporation's Articles of Incorporation at the time of the adoption of the foregoing amendment was 51,577,943.
                                                       ----------

     4. The number of shares voting in favor of this amendment in accordance with Section 78.302(2) of the Nevada Revised Statutes was 27,914,023, which
                                                               ----------
constituted  a  majority of the shares outstanding and entitled to vote thereon.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of the 15th day of November, 2000.
                        ----           --------


                                              /s/  Edward C. MacBeth, President
                                              ----------------------------------
                                              Edward C. MacBeth, President


                                              /s/  Brian Dowd, Secretary
                                              ----------------------------------
                                              Brian Dowd, Secretary


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